UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):        July 23, 2007

Sun-Times Media Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 10-S, Chicago Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2007, the Board of Directors of Sun-Times Media Group, Inc. (the “Company”) approved Amendment No. 2 (“Amendment No. 2”) to the Company’s Rights Agreement, dated as of January 25, 2004, as amended by Amendment No. 1, dated May 10, 2005 (as amended, the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

Amendment No. 2 amends the definition of “Acquiring Person” and “Exempt Stockholder” such that the applicability of the term “Exempt Stockholder” to any stockholder of the Company will not be determined with respect to any Common Shares (as defined in the Rights Agreement) that were acquired by such stockholder after July 23, 2007.

A copy of Amendment No. 2 has been filed as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 3.03	Material Modification to Rights of Security Holders.

Reference is made to the disclosure under “Item 1.01 – Entry into a Material Definitive Agreement” above, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description of Exhibit
4.1	Amendment No. 2 to Rights Agreement, dated as of July 23, 2007, between the Company and the Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: July 26, 2007	By:	James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amendment No. 2 to Rights Agreement, dated as of July 23, 2007, between the Company and the Rights Agent.